UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549

                             FORM 8-K

                          CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 21, 2005

                    M POWER ENTERTAINMENT INC.
      (Exact name of registrant as specified in its charter)

          Delaware                000-22057         76-0513297
(State or other jurisdiction    (Commission        (IRS Employer
        of incorporation)        File Number)    Identification No.)

       432 Park Avenue South, 2nd Floor, New York, NY 10016
             (Address of principal executive offices)

Registrant's telephone number, including area code: (212) 731-2310


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                             FORM 8-K


Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On November 21, 2005, we entered into a Definitive Purchase Agreement to acquire Tropical Printing LLC ("Tropical."). The Definitive Purchase Agreement provides for the acquisition of all of the issued and outstanding shares of common stock of Tropical in exchange for 9,999,999 shares of the Company's restricted common stock. Tropical is a privately-held commercial printing company located in Sarasota, Florida. The closing is pending the completion of the audit and also receipt of an appraisal of the assets. The anticipated date of closing is in the 1st Quarter, 2006.

The description of the transaction contained herein is qualified in its entirety by reference to the Purchase Agreement filed as Exhibit 2.1 to this Report.

On November 22, 2005, the Registrant issued a press release to report entry into this agreement. A copy of the press release are attached as Exhibit 99.1 to this current report on Form 8-K.



Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(c)  Exhibits

Exhibit No.  Description

2.1 Definitive Agreement between M Power Entertainment and Tropical Printing LLC dated November 22, 2005
99.1 Press Release dated November 22, 2005 announcing the acquisition of Tropical Printing

                            SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  M POWER ENTERTAINMENT INC.



Date: December 14, 2005           By /s/  Gary F. Kimmons
                                    ------------------------------------------
                                     Gary F. Kimmons
                                     President and Chief Executive Officer